                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                       SCHEDULE 14A INFORMATION STATEMENT

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [_]

Check the appropriate box:

     [_] Preliminary Proxy Statement      [_] Confidential, For Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement
     [_] Definitive Additional Materials
     [_] Soliciting Material Under Rule 14a-12

                                   CURIS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X| No Fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  CURIS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 14, 2001

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Curis, Inc., a Delaware corporation (the "Company"), will be held on June 14, 2001 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 (the "Meeting") for the purpose of considering and voting upon the following matters:

  1.  To elect two Class II directors for the ensuing three years;

  2. To ratify the appointment of Andersen LLP as the Company's independent public accountants for the current fiscal year; and

  3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

   The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

   The Board of Directors has fixed the close of business on April 17, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

   A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2000, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By Order of the Board of Directors,
                                          /s/ George A. Eldridge

                                          George A. Eldridge, Secretary

May 4, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                                  CURIS, INC.

                               61 Moulton Street
                         Cambridge, Massachusetts 02138

                                PROXY STATEMENT

                     For the Annual Meeting of Stockholders

                          To Be Held on June 14, 2001

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Curis, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on June 14, 2001 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 and at any adjournments thereof (the "Meeting"). Except where the context otherwise requires, references to the Company in this Proxy Statement will mean the Company and any of its subsidiaries.

   Proxies will be voted in accordance with the instructions of the stockholders. If no choice is specified, proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. A proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

   On April 17, 2001, the record date for determination of stockholders entitled to vote at the Meeting, an aggregate of 31,525,293 shares of Common Stock of the Company, $0.01 par value per share (the "Common Stock"), were outstanding and entitled to vote. Each share of Common Stock entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

   The Notice of Meeting, this Proxy Statement, the enclosed proxy and the Company's Annual Report to Stockholders for the year ended December 31, 2000 are first being sent or given to stockholders on or about May 4, 2001. The Company will, upon written request of any stockholder, furnish without charge a copy of its Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, except without exhibits. Please address all such requests to Curis, Inc., 61 Moulton Street, Cambridge, Massachusetts 02138, Attention: George A. Eldridge, Secretary. Exhibits will be furnished upon written request and payment of an appropriate processing fee.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information, as of March 31, 2001, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors and nominees for director, (iii) each of the Company's Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers on December 31, 2000, (iv) one additional person who would have been included among the Company's most highly compensated executive officers if he were serving as such on December 31, 2000 (clauses (iii) and (iv) together the "Named Executive Officers") and (v) all executive officers, directors and nominees for director of the Company as a group.

                                                    Amount and Nature of
                                                   Beneficial Ownership(1)
                                                   --------------------------
                                                     Number         Percent
Name and Address of Beneficial Owner                of Shares       of Class
------------------------------------               -------------- -----------
5% Stockholders:
Vulcan Ventures Inc.(2)
 505 Union Station
 505 Fifth Avenue South, Suite 900
 Seattle, WA 98104................................      2,318,663         7.4%

Other Directors and Nominees:
Doros Platika(3)..................................        230,165           *
Susan B. Bayh.....................................          1,000           *
Martyn D. Greenacre(4)............................         15,000           *
Ruth B. Kunath(4).................................         10,256           *
James R. McNab, Jr.(5)............................        612,441         1.9%
Douglas A. Melton(6)..............................        170,506           *
Michael Rosenblatt(4).............................         18,000           *
James R. Tobin(4).................................         15,000           *

Other Named Executive Officers:
Lynn G. Baird(4)..................................         19,030           *
Frank T. Gentile(4)...............................         11,418           *
Lee L. Rubin(7)...................................         72,960           *
James S. Sigler(4)................................         19,030           *
Bruce A. Leicher(8)...............................          5,744           *
All executive officers and directors as a group
 (18 Persons)(9)..................................      1,246,193         4.0%

--------
 *  Represents beneficial ownership of less than one percent of the Common
    Stock.
(1) Shares of Common Stock subject to options that are exercisable as of March 31, 2001 or exercisable within 60 days of such date are deemed outstanding for purposes of computing the percentage ownership of such person, but are not deemed outstanding for purposes of computing ownership of any other person.
(2)  Voting control of Vulcan Ventures Inc. is held by Paul Allen.
(3) Includes 115,129 shares subject to stock options exercisable within the 60-day period following March 31, 2001.

(4) Consists solely of shares subject to options exercisable within the 60-day period following March 31, 2001.
(5) Includes 461,443 shares held directly by Mr. McNab, 109,788 shares held by the McNab Family LLC, 1,000 shares held by James R. McNab III, Mr. McNab's un-emancipated son, and 40,210 shares subject to options exercisable within the 60-day period following March 31, 2001.
(6) Includes 79,484 shares subject to stock options exercisable within the 60-day period following March 31, 2001.
(7) Includes 63,146 shares subject to stock options exercisable within the 60-day period following March 31, 2001.
(8)  Mr. Leicher resigned from the Company on December 15, 2000.
(9) Represents the beneficial ownership of shares of Common Stock held by the Company's directors, Named Executive Officers as well as by William B. Boni, George A. Eldridge, Bruce J. Hudson, Daniel R. Passeri and Andrew C.
     G. Uprichard, each an executive officer of the Company on December 31, 2000, and includes 432,437 shares subject to stock options exercisable within the 60-day period following March 31, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Common Stock (the "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of reports filed by the Reporting Persons, the Company believes that during the year ended December 31, 2000, the Reporting Persons complied with all Section 16(a) filing requirements, except as set forth below.

   On December 26, 2000, Dr. Rubin exercised employee stock options to purchase 9,000 shares of Common Stock at an exercise price of $1.95 per share. Dr. Rubin did not file a Statement of Changes of Beneficial Ownership of Securities on Form 4, which was required to be filed due to his exercise of options, on January 10, 2001. Dr. Rubin did, however, file an Annual Statement of Beneficial Ownership of Securities on Form 5 on February 14, 2001 reporting the exercise. On December 29, 2000, Dr. Melton exercised two employee stock options to purchase 7,692 and 5,128 shares of Common Stock at exercise prices of $0.39 and $1.56 per share, respectively. Dr. Melton did not file a Statement of Changes of Beneficial Ownership of Securities on Form 4, which was required to be filed due to his exercises of options, on January 10, 2001. Dr. Melton did, however, file an Annual Statement of Beneficial Ownership of Securities on Form 5 on February 14, 2001 reporting the exercises.

Votes Required

   The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting will constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for the purpose of determining whether a quorum exists at the Meeting.

   The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. In addition, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Meeting and voting on the matter is required to ratify the appointment of Andersen LLP as the Company's independent public accountants for the current year.

   Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the matters to be voted on at the Meeting, each of which requires the affirmative vote of either a plurality of the votes cast or a majority shares present in person or represented by proxy and voting on the matter.

                       PROPOSAL 1--ELECTION OF DIRECTORS

Directors and Nominees for Director

   The Company has a classified Board of Directors (the "Board") which consists of three Class I directors, two Class II directors and three Class III directors. The Class I, Class II and Class III directors will serve until the annual meetings of stockholders to be held in 2003, 2001 and 2002, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders directors are elected for full three-year terms to succeed those directors.

   Unless the proxy is marked otherwise, the persons named in the enclosed proxy will vote to elect, as Class II directors of the Company, Douglas A. Melton and Michael Rosenblatt to serve for the ensuing three-year term. Drs. Melton and Rosenblatt are currently serving as Class II directors of the Company.

   Each Class II director will be elected to hold office until the 2004 Annual Meeting of Stockholders and until his successor is elected and qualified. Each nominee has indicated his willingness to serve, if elected; however, if either nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board has no reason to believe that either nominee will be unable to serve if elected.

   For each member of the Board whose term of office as a director continues after the Meeting, including those who are nominees for election as Class II directors, there follows information given by each concerning his or her principal occupation and business experience for at least the past five years, the names of other publicly held companies for which he or she serves as a director, his or her age, education and length of service as a director of the Company. There are no familial relationships among any of the directors, nominees for director and executive officers of the Company.

   Nominees for Terms Expiring in 2004 (Class II Directors)

   Douglas A. Melton, Ph.D., age 47, has served on the Board since February 2000. He was the scientific founder of Ontogeny and was a member of Ontogeny's board of directors from August 1994 to July 2000. Dr. Melton is the Thomas Dudley Cabot Professor of Natural Sciences at Harvard University and an Investigator of the Howard Hughes Medical Institute. His work has focused on vertebrate embryogenesis and the molecular biology of embryonic induction. He holds an appointment as biologist at the Massachusetts General Hospital. His Ph.D. work was carried out at Trinity College at Cambridge University and the Medical Research Council

Laboratory of Molecular Biology in Cambridge, England. He completed a B.S. at the University of Illinois and a B.A. at Cambridge University.

   Michael Rosenblatt, M.D., age 53, has served on the Board since February 2000. He was a member of Creative's board of directors from June 1993 to July 2000. From 1992-1998, Dr. Rosenblatt served as the Robert H. Ebert Professor of Molecular Medicine at the Harvard Medical School and the director of the Harvard-MIT Division of Health Sciences and Technology. He has served since 1992, and currently serves as Chief of the Division of Bone and Mineral Metabolism at Beth Israel Deaconess Medical Center. Since 1993, he has also been a faculty member in the department of Biological Chemistry and Molecular Pharmacology, Division of Medical Sciences at Harvard University. From 1996-1999, he was the executive director of the Carl J. Shapiro Institute for Education and Research at Harvard Medical School and Beth Israel Deaconess Medical Center. Since 1996, he has been Harvard faculty dean for academic programs at the Beth Israel Deaconess Medical Center. He is now the President of Beth Israel Deaconess Medical Center and the George R. Minot Professor of Medicine at Harvard Medical School. Prior to 1992, Dr. Rosenblatt was the Senior Vice President for Research at Merck Research Laboratories, a pharmaceutical company. He also serves as a director of ArQule, Inc. since April 1998. Dr. Rosenblatt received a B.A. from Columbia University and received his M.D. from Harvard Medical School.

   Directors Whose Terms Expire in 2002 (Class III Directors)

   Susan B. Bayh, age 41, has served on the Board since October 2000. From 1994 through January 2001, Ms. Bayh served as the Commissioner of the International Commission between the United States and Canada, overseeing compliance with environmental and water level treaties for the U.S.-Canadian border. Since 1994, Ms. Bayh has also served as Distinguished Visiting Professor at the College of Business Administration at Butler University. From 1989 to 1994, Ms. Bayh served as an attorney in the Pharmaceutical Division of Eli Lilly and Company. Ms. Bayh has served as a director of Corvas International, Inc. and Cubist Pharmaceuticals, Inc., each biotechnology companies, since June 2000, and a director of Emmis Communications, Inc., a telecommunications company, since June 1994. Ms. Bayh is a graduate of the University of Southern California Law Center, where she earned a J.D., and of the University of California at Berkeley, with a B.A.

   Martyn D. Greenacre, age 59, has served on the Board since February 2000. He was a member of Creative's board of directors from June 1993 to July 2000. He is currently Chief Executive Officer of Delsys Pharmaceutical Corporation, a drug formulation company. From 1993 to 1996, Mr. Greenacre was President and Chief Executive Officer of Zynaxis, Inc., a biopharmaceutical company. Prior to Zynaxis, from 1973 through 1992, Mr. Greenacre was with SmithKline Beecham where he held several senior management positions, most recently as chairman of European operations. He has served on the boards of directors of Cephalon, a biotechnology company, since 1992, Delsys Pharmaceutical Corporation, a drug formulation company, since June 1997 and GENSET, S.A., a genomics company, since March 1993. Mr. Greenacre received a B.A. from Harvard University and an M.B.A. from Harvard Business School.

   Ruth B. Kunath, age 49, has served on the Board since February 2000. She was a member of Ontogeny's board of directors from December 1998 to July 2000. Ms. Kunath has been biotechnology portfolio manager since 1992 for Vulcan Ventures, Incorporated, a venture capital firm founded by Paul G. Allen. Prior to her employment at Vulcan Ventures, Ms. Kunath spent nine years managing Seattle Capital Management Equity assets and eight years as the Senior Portfolio Manager for the healthcare sector of Bank of America Capital

Management. Ms. Kunath has served as a director of Vaxgen, Inc., a biotechnology company, since June 1999, and Dendreon Corporation, a biotechnology company, since December 1999. Ms. Kunath received a B.A. from DePauw University and is a Chartered Financial Analyst.

   Directors Whose Terms Expire in 2003 (Class I Directors)

   Doros Platika, M.D., age 48, has served as President and Chief Executive Officer and as a director since February 2000 and served in such positions at Ontogeny since July 1996. From June 1993 to June 1996, Dr. Platika was employed by Progenitor, Inc., a biotechnology company, most recently as Executive Vice President responsible for research and development. Dr. Platika completed residencies in medicine and neurology at Massachusetts General Hospital, where he became Chief Resident. He did post-doctoral study at the Whitehead Institute, Massachusetts Institute of Technology and at Massachusetts General Hospital in association with Harvard Medical School. Dr. Platika served on the faculties of Harvard Medical School and Albert Einstein College of Medicine, where he was the head of gene therapy. Dr. Platika has served as a director of V.I. Technologies, Inc., a biotechnology company, since July 2000. Dr. Platika completed his M.D. at the State University of New York at Stony Brook School of Medicine and received his B.A. from Reed College.

   James R. McNab, Jr., age 57, has served on the Board since February 2000. He is a co-founder and served as the chairman of the board of directors of Reprogenesis until July 2000. In addition, Mr. McNab is a co-founder of several additional companies, including Parker Medical Associates, a manufacturer and worldwide supplier of orthopaedic and sports-related products which was sold to Smith and Nephew, Inc. in 1995, Sontra Medical, Inc., a drug delivery company, and eNOS Pharmaceuticals, Inc., a drug discovery company working in the field of stroke therapy. Mr. McNab is chairman and chief executive officer of Sontra Medical and eNOS. Mr. McNab received a B.A. in Economics from Davidson College and an M.B.A. from the University of North Carolina.

   James R. Tobin, age 56, has served on the Board since February 2000. He was a member of the Creative Board of Directors from January 1995 to July 2000. He is currently Chief Executive Officer and President of Boston Scientific Corporation and has served in these positions since 1999. He served as President and Chief Executive Officer from February 1997 to December 1998 and President and Chief Operating Officer of Biogen from February 1994 to February 1997. Prior to joining Biogen, Mr. Tobin was with Baxter International Inc., a health care products company, where he served as President and Chief Operating Officer from 1992 to 1994, as Executive Vice President from 1988 to 1992 and in various management positions prior to 1988. He also serves as a director of Boston Scientific Corporation and Applera Corporation. Mr. Tobin received an A.B. from Harvard College and an M.B.A. from Harvard Business School.

   See "Security Ownership of Certain Beneficial Owners and Management" above for a summary of the shares of Common Stock owned by each of the directors and director nominees.

Board and Committee Meetings

   The Board met five times (including by telephone conference) during 2000. All directors, other than Ms. Bayh, who joined the Board on October 6, 2000, attended at least 75% of the meetings of the Board and of the committees on which they served.

   The Board has a Compensation Committee, which has the authority and responsibility to establish the compensation of, and compensation policies applicable to, the Company's executive officers and administers certain of the Company's stock benefit plans. The Compensation Committee held five meetings during 2000. The members of the Compensation Committee are Dr. Rosenblatt and Mr. Tobin.

   The Board has an Audit Committee, which reviews and evaluates audit procedures and the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee held four meetings during 2000. The members of the Audit Committee are Ms. Bayh, Mr. Greenacre and Ms. Kunath.

   The Board has no nominating committee.

Director Compensation

   Under the Company's by-laws, the Board has the authority to fix the compensation of the directors. Non-employee directors receive cash compensation in the following amounts: $10,000 as an annual retainer; $1,000 for each Board meeting attended in person; and $500 for each telephonic Board meeting participated in by telephone. Non-employee directors who are members of a committee of the Board receive cash compensation in the amount of $1,000 for each committee meeting attended on a day other than a day on which a Board meeting is held. Employee directors do not receive compensation for attendance at Board or committee meetings. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending any Board or committee meetings.

   2000 Stock Incentive Plan

   The 2000 Stock Incentive Plan (the "Incentive Plan") was adopted by the Board and approved by the stockholders of the Company in May 2000. Under the Incentive Plan, directors of the Company are eligible to receive non-statutory options to purchase shares of Common Stock. As of January 1, 2001, a total of 11,000,000 shares of Common Stock may be issued upon exercise of options granted under the Incentive Plan. Commencing on January 1, 2001, and on each anniversary thereof, the total number of shares that may be issued upon exercise of options under the Incentive Plan shall be increased by an amount equal to the lesser of (i) 1,000,000 shares and (ii) four percent (4%) of the then total amount of outstanding shares of Common Stock; provided, however, that from and after January 1, 2001, the total number of shares that may be issued upon exercise of options under the Incentive Plan shall not in any event exceed the total number of options granted under the Incentive Plan by more than 6,000,000 shares.

   The Incentive Plan permits the Board to grant options to purchase shares of Common Stock and determine the number of shares of Common Stock to be covered by each option, the exercise price of each option and the conditions and limitations applicable to the exercise of each option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. Generally, option grants under the Incentive Plan will vest ratably over four years.

   The Board shall determine the effect on options granted under the Incentive Plan of the disability, death, retirement or other change in the status of a director and the extent to which, and the period during which, the director, the director's legal representative may exercise rights under such options. No option granted under the Incentive Plan shall be exercisable after the expiration of ten years from the date of grant.

   Options to purchase 25,000 shares of Common Stock at an exercise price of $14.50 per share were granted under the 2000 Stock Incentive Plan to each of Ms. Kunath, Messrs. Greenacre, McNab and Tobin and Drs. Melton and Rosenblatt on August 18, 2000. On the date of grant, the exercise price of these options was lower than the market price of the Company's Common Stock, $19.75.

   2000 Director Stock Option Plan

   The 2000 Director Stock Option Plan (the "Director Plan") was adopted by the Board and approved by the stockholders of the Company in May 2000. Under the terms of the Director Plan, directors of the Company who are not employees of the Company or any subsidiary of the Company are eligible to receive non-statutory options to purchase shares of Common Stock. A total of 500,000 shares of Common Stock may be issued upon exercise of options granted under the Director Plan.

   Pursuant to the Director Plan, each non-employee director who first becomes a non-employee director after July 31, 2000 is to be granted options to purchase 25,000 shares of Common Stock on the date of his or her initial election. These option grants will vest ratably over four years on the earlier of (a) the first anniversary of the date of grant and (b) the day before the annual meeting of stockholders of the applicable anniversary year. In addition, each non-employee director will receive options to purchase 5,000 shares of Common Stock on the date of each annual meeting of stockholders commencing with the Meeting (other than a director who was initially elected to the board of directors at any such annual meeting or, if previously, at any time after the prior year's annual meeting). The options granted annually will vest immediately upon the date of grant. The exercise price of options granted under the Director Plan will equal the closing price of the Common Stock on the date of grant as quoted on the Nasdaq National Market (or such other nationally recognized exchange or trading system if the Common Stock is no longer traded on the Nasdaq National Market).

   In the event an optionee ceases to serve as a director of the Company, each option may be exercised by the optionee for the portion then exercisable at any time within 60 days after the optionee ceases to serve as a director; provided, however, that in the event that the optionee ceases to serve as a director due to his death or disability, then the optionee, or his or her administrator, executor or heirs may exercise the exercisable portion of the option for up to 180 days following the date the optionee ceased to serve as a director. No option granted under the Director Plan shall be exercisable after the expiration of ten years from the date of grant.

   An option to purchase 25,000 shares of Common Stock at an exercise price of $15.1875 per share was granted under the Director Plan to Ms. Bayh on October 6, 2000.

 Compensation of Executive Officers

   Summary Compensation

   The following table sets forth certain information with respect to the annual and long-term compensation of each of the Named Executive Officers for the years ended December 31, 1998, 1999 and 2000.

                           SUMMARY COMPENSATION TABLE

                                                                      Long-Term
                                            Annual Compensation  Compensation Awards
                                            -------------------- -------------------
                                                                     Securities
                                                                     Underlying         All Other
Name and Principal Position         Year(1) Salary ($) Bonus ($)     Options (#)     Compensation ($)
---------------------------         ------- ---------- --------- ------------------- ----------------
Doros Platika, M.D.(2).............  2000    $335,481       --        1,000,000          $133,379(3)
  President and Chief Executive      1999     300,000       --           25,640           333,927(3)
  Officer                            1998     280,000       --              --            118,119(3)

Lynn G. Baird, Ph.D.(4)............  2000     178,598   $29,000         100,000             2,187(5)
  Vice President of Preclinical and  1999     170,598       --            4,757               --
  Regulatory Development             1998      90,010       --           14,273            31,074(6)

Frank A. Gentile, Ph.D.(7).........  2000     138,282    30,800          75,000             1,887(8)
  Formerly Vice President,           1999     125,862     7,500           1,903               --
  Program Development                1998     111,450       --            1,903            11,300(9)

Lee L. Rubin, Ph.D.(10)............  2000     232,096       --          300,000               --
  Senior Vice President of Research  1999     210,000       --           25,640               --
  and Chief Scientific Officer       1998     185,000       --           28,204               --

James S. Sigler(11)................  2000     168,158    32,400         125,000             2,188(12)
  Vice President, Manufacturing      1999     150,500       --            4,757               --
                                     1998      96,667       --           14,273               --

Bruce A. Leicher(13)...............  2000     204,981       --          155,768             1,514(14)
  Formerly Vice President, General
  Counsel and Secretary

--------
 (1) The Company is the surviving company of a merger among the Company, Creative BioMolecules, Inc., Ontogeny, Inc. and Reprogenesis, Inc. which was completed on July 31, 2000. Accordingly, the summary compensation information provided in this table for 2000 includes compensation paid in part by the Company and in part by the Company's predecessors and for 1999 and 1998 consists of compensation paid entirely by the Company's predecessors.
 (2) Prior to the merger, Dr. Platika was an executive officer of Ontogeny.
 (3) In 2000, other compensation for Dr. Platika included the forgiveness of principal and interest in the amount of $71,634 and the reimbursement of related tax liability in the amount of $60,605. In 1999, other compensation for Dr. Platika included the forgiveness of principal and interest under loans in the amount of $180,268 and the reimbursement of related tax liabilities in the amount of $152,514. In 1998, other compensation for Dr. Platika included the forgiveness of principal and interest under a loan in the amount of $63,060 and the reimbursement of related tax liabilities in the amount of $53,351. The amounts of other compensation for Dr. Platika also include premiums of $1,140, $1,145, and $1,708 for 2000, 1999 and 1998, respectively, paid by
    Ontogeny, a predecessor of the Company, on an additional life insurance policy in the amount of $1 million with a beneficiary other than Ontogeny or the Company.
 (4) Dr. Baird joined Reprogenesis as an executive officer in June 1998.
 (5) Other compensation paid to Dr. Baird in 2000 represents the Company's contribution to Dr. Baird's 401(k) savings plan.
 (6) Other compensation paid to Dr. Baird in 1998 represents a relocation allowance paid to her upon joining Reprogenesis.
 (7) Prior to the merger, Dr. Gentile was an executive officer of Reprogenesis. Dr. Gentile resigned from the Company on March 16, 2001.
 (8) Other compensation paid to Dr. Gentile in 2000 represents the Company's contribution to Dr. Gentile's 401(k) savings plan.
 (9) Other compensation paid to Dr. Gentile in 1998 represents a relocation allowance paid to him by Reprogenesis.
 (10) Prior to the merger, Dr. Rubin was an executive officer of Ontogeny.
 (11) Mr. Sigler joined Reprogenesis as an executive officer on May 1, 1998.
 (12) Other compensation paid to Mr. Sigler in 2000 represents the Company's contribution to Mr. Sigler's 401(k) savings plan.
 (13) Mr. Leicher joined Ontogeny as an executive officer on January 14, 2000 and resigned from the Company on December 15, 2000.
 (14) Other compensation paid to Mr. Leicher in 2000 represents the amount paid to him by the Company for his accrued vacation time.

   Option Grants

   The following table sets forth certain information concerning grants of stock options made during 2000 to each of the Named Executive Officers. The Company granted no stock appreciation rights during 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      Potential Realizable Value at
                                                                                         Assumed Annual Rates of
                                                                                         Stock Price Appreciation
                                                    Individual Grants                      for Option Terms(2)
                                       -------------------------------------------- ----------------------------------
                                        Percent of
                                       Total Options
                            Securities  Granted to   Exercise   Market
                            Underlying Employees in  Price Per Price Per Expiration
Name                         Options      2000(1)    Share ($)   Share      Date        0%         5%          10%
----                        ---------- ------------- --------- --------- ---------- ---------- ----------- -----------
Doros Platika, M.D. ......  1,000,000      23.3%      $14.50    $19.75    08/18/10  $5,250,000 $17,670,669 $36,726,414
Lynn G. Baird, Ph.D. .....    100,000       2.3%       14.50     19.75    08/18/10     525,000   1,767,067   3,672,641
Frank A. Gentile, Ph.D. ..     75,000       1.7%       14.50     19.75    08/18/10     393,750   1,325,300   2,754,481
Lee L. Rubin, Ph.D. ......    300,000       7.0%       14.50     19.75    08/18/10   1,575,000   5,301,201  11,017,924
James S. Sigler ..........    125,000       2.9%       14.50     19.75    08/18/10     656,250   2,208,834   4,590,802
Bruce A. Leicher .........     30,768       0.7%       15.60     15.60    03/09/10         --      301,857     764,966
                              125,000       2.9%       14.50     19.75    08/18/10     656,250   2,208,834   4,590,802

--------
(1) During 2000, the Company granted to its employees options to purchase a total of 4,300,079 shares of Common Stock.
(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their terms. These potential gains are based on assumed rates of stock appreciation of 0%, 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These potential gains have been calculated as follows: (i) multiplying the Market Price Per Share by the sum of one plus the Annual Appreciation Rate, (ii) subtracting from that product the Exercise Price Per Share, and (iii) multiplying the difference by the Securities Underlying Options. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

   Aggregated Option Exercises and Fiscal Year-End Option Value Table

   The following table summarizes certain information regarding stock options exercised during 2000 and the number and value of unexercised stock options held as of December 31, 2000 by each of the Named Executive Officers. No stock appreciation rights were exercised during 2000 by the Named Executive Officers or were outstanding as of December 31, 2000.

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                              Number of Unexercised      Value of Unexercised
                            Shares            Options at Fiscal Year    In-the-Money Options at
                           Acquired  Value              End             Fiscal Year End(1) ($)
                              on    Realized ------------------------- -------------------------
Name                       Exercise   ($)    Exercisable Unexercisable Exercisable Unexercisable
----                       -------- -------- ----------- ------------- ----------- -------------
Doros Platika, M.D.......     --        --     183,271     1,051,761   $1,398,123    $366,495
Lynn G. Baird, Ph.D......     --        --      19,030       100,000       91,294         --
Frank A. Gentile, Ph.D...     --        --      11,418        75,000       50,277         --
Lee L. Rubin, Ph.D.......   9,000   $50,513     55,966       333,748      324,316     191,957
James S. Sigler..........     --        --      19,030       125,000       91,294         --
Bruce A. Leicher.........     --        --      10,769           --           --          --

--------
(1) The closing price of the Common Stock on December 29, 2000 was $8.875.

   Employee Stock Purchase Plan Participation Table

   The following table provides certain information regarding Common Stock purchased as of December 31, 2000 by the named executives under the Company's 2000 Employee Stock Purchase Plan.

                                           Shares   Price Paid Per Market Price
Name                                      Purchased  Share ($)(1)  Per Share ($)
----                                      --------- -------------- -------------
Doros Platika, M.D. .....................    849       $9.9875        $11.75
Lynn G. Baird, Ph.D. ....................    --            --            --
Frank A. Gentile, Ph.D. .................    --            --            --
Lee L. Rubin, Ph.D. .....................    814        9.9875         11.75
James S. Sigler..........................    --            --            --
Bruce A. Leicher.........................    794        9.9875         11.75

--------
(1) All shares were purchased on December 15, 2000 at a discount of 15% off of the closing price per share of the Common Stock on that day, which price is the lower of the closing price on the beginning of the purchase period (August 14, 2000) or the close of the purchase period (December 15, 2000).

   Employment Agreements

   In June 1996, Ontogeny, one of the Company's predecessors, entered into an employment agreement with Dr. Platika, then Ontogeny's president and chief executive officer. Upon the merger of Ontogeny into the Company, the Company assumed Ontogeny's obligations under Dr. Platika's employment agreement. Under the employment agreement, Dr. Platika is entitled, in the event of his termination without cause, to receive a severance payment equal to twelve months of his most recent salary and the forgiveness of the then outstanding principal balance on a certain loan in the original principal amount of $500,000 of which $230,000 is outstanding as of December 31, 2000.

   In November 2000, the Company agreed, subject to the approval of the Compensation Committee, to enter into employment agreements with Dr. Uprichard and Mr. Passeri, respectively, its Executive Vice President and Chief Operating Officer and Senior Vice President, Corporate Development and Strategic Planning. Upon approval of these employment agreements Dr. Uprichard and Mr. Passeri each would be entitled, in the event of his termination without cause during his first twelve months of employment, to receive severance payments equal to six months of his most recent salary. Dr. Uprichard was hired effective as of November 20, 2000 and Mr. Passeri was hired effective as of November 1, 2000.

   Certain Relationships And Related Party Transactions. In 1996, Ontogeny loaned $500,000 to Dr. Platika. Under the terms of Dr. Platika's loan agreement, $300,000 of the principal amount of the loan was to be forgiven over a five-year period commencing in 1996, provided that Dr. Platika continued to be employed by Ontogeny. The remaining $200,000 of the principal amount of the loan would mature in 2003. Upon forgiveness, Ontogeny committed to pay any resulting income taxes owed by Dr. Platika. Upon the merger, the Company assumed Ontogeny's obligations under the loan agreement.

Report of the Compensation Committee on Executive Compensation

   Overview and Philosophy

   The Compensation Committee is responsible for establishing the compensation of, and the compensation policies with respect to, the Company's executive officers, including the Company's Chief Executive Officer, and administering certain of the Company's stock benefit plans. The Compensation Committee is currently composed of two non-employee directors, Dr. Rosenblatt and Mr. Tobin.

   The objectives of the Company's executive compensation program are to:

  . Attract and retain key executives critical to the long-term success of the Company;

  . Align the interests of executive officers with the interests of stockholders and the success of the Company; and

  .  Recognize and reward individual performance and responsibility.

   Executive Compensation Program

   General. The Company's executive compensation program consists of base salary, short-term incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options. In addition, executive officers participate in benefit programs that are available to the Company's employees, generally. These benefit programs include medical benefits, the Company's 2000 Employee Stock Purchase Plan and the 401(k) Profit Sharing Plan and Trust.

   Base Compensation. Dr. Platika, the Company's Chief Executive Officer, is a party to a multi-year employment agreement with the Company. During 2000, compensation for Dr. Platika was set within the range of compensation for chief executives with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses, based on the determination of and approved by the Compensation Committee. See "Compensation Of Executive Officers--Employment Agreements."

   During 2000, compensation for other executive officers was set within the range of compensation for executives with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses, based on the determination of management and approved by the Compensation Committee. In addition, base compensation for each executive officer was determined on a case by case basis in light of each individual's contribution to the Company as a whole, including the ability to motivate others, develop the necessary skills to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

   Short-Term Incentive Compensation. In 2000, Reprogenesis, a predecessor to the Company, awarded cash bonuses to certain of its executive officers. Under the Company's Senior Officer Short-Term Incentive Plan (the "Short-Term Plan"), the Compensation Committee has discretionary authority to award bonuses to individual executive officers. The Compensation Committee believes the Short-Term Plan provides significant incentive to the Company's executive officers because it enables the Compensation Committee to reward outstanding individual achievement.

   Long-Term Incentive Compensation. The Company provides long-term incentives to its executive officers and key employees in the form of stock options. The objectives of this program are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Common Stock. Stock options are granted at an option exercise price that is determined by the Board as of the date of grant. However, the option exercise price may not be less than the fair market value of the Common Stock at the time the option is granted (or, in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation, no less than 110% of the fair market value of the Common Stock at the time the option is granted). Accordingly, these stock options will only have value if the Company's stock price increases above the fair market value of the common stock at the time they were granted. In selecting executives eligible to receive option grants and determining the amount and frequency of such grants, the Company evaluates a variety of factors, including (i) the job level of the executive, (ii) option grants awarded by competitors to executives at comparable job levels and (iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive. During 2000, the Company granted options to purchase an aggregate of 2,765,768 shares of Common Stock to its executive officers.

   Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1 million paid to its Chief Executive Officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company generally intends to structure grants of stock options to its executive officers to comply with the statute and thereby to mitigate any disallowance of deductions under Section 162(m) of the Code. However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in
Section 162(m) of the Code when the Compensation Committee believes that such payments are appropriate, after taking into consideration circumstances such as changing business conditions or the officer's performance, and are in the best interest of the stockholders. In any event, there can be no assurance that compensation attributable to stock options will be exempted from Section 162(m).

Submitted by the Compensation Committee of the Board of Directors of Curis, Inc.

                                          Michael Rosenblatt, M.D.
                                          James R. Tobin

Report of the Audit Committee of the Board of Directors

   The Securities and Exchange Commission (the "SEC") and the principal self regulatory organizations, including The Nasdaq Stock Market ("Nasdaq"), recently adopted new rules and amended existing rules to impose new requirements upon audit committees and require certain disclosures regarding audit committees and their interaction with a company's auditors and management. The new rules require that a company's annual proxy statement contain a report of its audit committee addressing several issues identified in the rules. In addition, the SEC recommends that audit committees adopt written charters. The Board first adopted and approved a written charter of the Audit Committee in June 2000 and later amended the charter in September 2000. A copy of the charter, as amended, is attached hereto as Appendix A.

   As a general rule, Nasdaq requires audit committees to consist of at least three members, each of whom is independent and is able to read and understand financial statements or will become able to do so within a reasonable period of time after appointment to the committee. According to Nasdaq rules, a director will not be considered "independent" if, among other things, he or she has:

  . been employed by the Company or any affiliate of the Company in the current year or any of the past three years;

  . an immediate family member who is or has been employed as an executive officer by the Company or an affiliate of the Company in the current year or any of the past three years;

  . been employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;

  . received from the Company or any affiliate of the Company compensation (other than benefits under a tax qualified retirement plan, compensation for director service or nondiscretionary compensation) in excess of $60,000; or

  . in any of the past three years, been a partner in, or controlling shareholder or executive of, a for-profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of: (1) $200,000; or (2) more than 5% of the Company's or business organization's consolidated gross revenues for the year.

   The members of the Audit Committee are independent directors, as defined by its charter and the rules of Nasdaq.

   The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2000 and discussed these financial statements with the Company's management. Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting, financial and auditing personnel and the independent accountants, the following:

  . the plan for, and the independent accountants' report on, each audit of the Company's financial statements;

  . the Company's financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

  . changes in the Company's accounting practices, principles, controls or methodologies;

  . significant developments or changes in accounting rules applicable to the Company; and

  . the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

   The Audit Committee reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Andersen LLP, the Company's independent auditors. SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following:

  .  methods to account for significant unusual transactions;

  . the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  . the process used by management in formulating particularly sensitive accounting estimates and the basis for the accountants' conclusions regarding the reasonableness of those estimates; and

  . disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

   The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditors' professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of certain other, non-audit related services to the Company was compatible with maintaining such auditors' independence.

   Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

Submitted by the Audit Committee of the Board of Directors of Curis, Inc.

                                          Susan B. Bayh
                                          Martyn D. Greenacre
                                          Ruth B. Kunath

Independent Auditors Fees and Other Matters

   Audit Fees

   Andersen LLP billed the Company an aggregate of $70,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2000.

   All Other Fees

   Andersen LLP billed the Company an aggregate of $137,500 in fees for other services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000.

Comparative Stock Performance

   The following graph compares the cumulative total stockholder return on the Common Stock for the period from August 1, 2000 through December 31, 2000 with the cumulative total return on (i) Nasdaq Composite Index and (ii) Nasdaq Pharmaceutical Index. The comparison assumes investment of $100 on August 1, 2000 in the Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends. Prior to July 31, 2000, the Common Stock was not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                     COMPARE CUMULATIVE TOTAL RETURN AMONG
                   CURIS INC., NASDAQ MARKET INDEX-U.S. COS.
                        AND NASDAQ PHARMACEUTICAL INDEX

                                    [GRAPH]

COMPANY/INDEX/MARKET                 8/1/2000       8/31/2000      9/30/2000

Curis, Inc.                           100.00          83.34          81.80
Nasdaq Pharmaceutical Index           100.00         115.05         113.48
Nasdaq Market Index - U.S. Cos.       100.00         114.38          99.51

COMPANY/INDEX/MARKET                10/31/2000     11/30/2000     12/31/2000

Curis, Inc.                            51.79          42.05          36.41
Nasdaq Pharmaceutical Index           102.64          90.66          94.57
Nasdaq Market Index - U.S. Cos.        91.31          70.40          66.63


                 PROPOSAL 2--RATIFICATION OF THE APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

   The Board has selected Andersen LLP as the Company's independent public accountants for the year ending December 31, 2001, subject to ratification by stockholders at the Meeting. If the stockholders do not ratify the selection of Andersen LLP, the Board will reconsider the matter. A representative of Andersen LLP, which served as the Company's independent public accountants for the year ended December 31, 2000, is expected to be present at the Meeting to respond to appropriate questions and to make a statement if he or she so desires.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

   Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company's proxy statement and proxy for the 2002 Annual Meeting of Stockholders (the "2002 Annual Meeting") must be submitted to the Secretary of the Company at its offices, 61 Moulton Street, Cambridge, Massachusetts 02138, no later than January 4, 2002.

   If a stockholder of the Company wishes to present a proposal before the 2002 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2002 Annual Meeting; provided that, in the event that less than 70 days' notice or prior public disclosure of the date of the 2002 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2002 Annual Meeting, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

                                 OTHER MATTERS

   The Board knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote, or otherwise act, in accordance with their best judgment on such matters.

   The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

   THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

                                          By Order of the Board of Directors,
                                          /s/ George A. Eldridge

                                          George A. Eldridge, Secretary

May 4, 2001

                                                                      APPENDIX A

            Charter of the Audit Committee of the Board of Directors

                                September, 2000

I. Audit Committee Purpose

   The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  . Review the Company's financial reports and other financial information prior to public release.

  . Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  . Review and appraise the independence and performance of the Company's independent auditors and internal auditing department.

  . Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

   The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the authority to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

   Audit Committee members shall meet the requirements of the National Association of Securities Dealers, Inc. (NASD). The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors (as defined by the NASD), free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

   Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

   The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors quarterly review procedures.

III. Audit Committee Responsibilities and Duties

 Report Review Procedures

     1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with Securities and Exchange Commission (SEC) regulations.

     2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments. The Committee shall consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

     3. In consultation with the management, the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses, and plans for implementation, if applicable.

     4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing with the SEC or distribution to the public. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

 Independent Auditors

     5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     6. Approve the fees and other significant compensation to be paid to the independent auditors.

     7. On an annual basis, the Committee should oversee and review with the independent auditors all significant relationships or services they have with the Company that could impair the auditors' objectivity and independence. The Committee shall ensure receipt from the independent auditors of a formal written statement delineating all such relationships.

     8. Review the independent auditors audit plan--discuss scope, staffing, locations, reliance upon management, and general audit approach.

     9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied to its financial reporting.

 Legal Compliance

     11. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

 Other Audit Committee Responsibilities

     12. Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

     13. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

     14. Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

     15. Review management's monitoring of the Company's compliance with the Company's Code of Ethical Conduct, and ascertain that management has the proper review system in place to ensure that the Company's financial statements and reports and other financial information disseminated to governmental organizations and the public, satisfy legal requirements.

     16. Review financial and accounting personnel succession planning within the Company.

     17. Annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and perquisites. Annually review a summary of director or officers' related party transactions and potential conflicts of interest. Discuss these matters with the independent auditors.

     18. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

                                                                      APPENDIX B

                                   CURIS, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            To be held June 14, 2001


                      THIS PROXY IS SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF THE COMPANY
                   AND SHOULD BE RETURNED AS SOON AS POSSIBLE

     The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Doros Platika, M.D., George A. Eldridge and Steven D. Singer, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of Curis, Inc. (the "Company") to be held on Thursday, June 14, 2001, at 10:00 a.m., at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and any adjournments thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. None of the following proposals is conditioned upon the approval of any other proposal.

     In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSAL 2.

[x] Please mark your votes as in this example using dark ink only.

1. To elect the following nominees for Class II Director to serve for the ensuing three years (except as marked below):

     Nominees:       Douglas A. Melton, Ph.D.        Michael Rosenblatt, M.D.

                   [_]       FOR                   [_]       WITHHELD
                       both nominees
                  (except as marked below)

     (Instruction: To withhold a vote for an individual nominee, write the name of the nominee in the space provided below. Your shares will be voted for the remaining nominee.)

2. To ratify the appointment of Andersen LLP as the Company's independent public accountants for the current fiscal year.

     [_] FOR          [_] AGAINST          [_] ABSTAIN

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

     A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND A VOTE "FOR" PROPOSAL 2 ARE RECOMMENDED BY THE BOARD OF DIRECTORS.

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.


MARK HERE                           MARK HERE IF YOU PLAN TO
FOR ADDRESS         [_]               ATTEND THE MEETING           [_]
CHANGE AND
NOTE AT LEFT

                                    Dated: ______________________, 2001


                                             -----------------------------------
                                                            Signature


                                             -----------------------------------
                                                     Signature if held jointly

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER, GIVING FULL TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON, GIVING FULL TITLE.